As filed with the United States Securities and
Exchange Commission on August 30, 2002                       Commission File No.
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        Lazare Kaplan International Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                         13-2728690
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                    529 Fifth Avenue, New York New York 10017
   (Address, including zip code of registrant's principal executive offices)

                        LAZARE KAPLAN INTERNATIONAL INC.
                              AMENDED AND RESTATED
                       1997 LONG TERM STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 William Moryto
                   Vice President and Chief Financial Officer
                        Lazare Kaplan International Inc.
                                529 Fifth Avenue
                            New York, New York 10017
                                 (212) 972-9700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                  Warshaw Burstein Cohen Schlesinger & Kuh, LLP
                                555 Fifth Avenue
                            New York, New York 10017
                                 (212) 984-7700
                   Attention: Frederick R. Cummings, Jr., Esq.

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
  Title of each class of         Amount to be          Proposed maximum         Proposed maximum           Amount of
securities to be registered       Registered                offering           aggregate offering     registration fee(3)
                                                      price per share (2)           price(2)
--------------------------------------------------------------------------------------------------------------------------
       Common Stock,           750,000 shares(1)             $6.25                 $4,687,500                 $938
      $1.00 par value
--------------------------------------------------------------------------------------------------------------------------


         (1) The number of shares issuable pursuant to the Lazare Kaplan International Inc. Amended and Restated 1997 Long Term Stock Incentive Plan (the "Amended 1997 Plan"), whether pursuant to stock based awards granted or to be granted thereunder or upon exercise of options granted or to be granted thereunder, in each case subject to adjustment for antidilution as provided therein.

The Registrant previously registered an aggregate of 600,000 shares of common stock issuable upon exercise of awards granted or to be granted under the Lazare Kaplan International Inc. 1997 Long Term Stock Incentive Plan (the "1997 Plan"). On November 8, 2001, stockholders of the Registrant approved an amendment to the 1997 Plan increasing the number of shares authorized for issuance upon exercise of awards granted or to be granted under the Amended 1997 Plan from 600,000 shares to 1,375,000 shares. The contents of the initial registration statement on Form S-8 was filed on November 14, 1997 for 400,000 shares of common stock (Registration No.: 333-40225) and a second registration statement on Form S-8 was filed on December 3, 1999 for an additional 200,000 shares of common stock (Registration No.: 333-92077).

         (2) Calculated solely for the purposes of determining the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1993, as amended. The offering price is based upon the average high and low sales prices of the Common Stock on the American Stock Exchange on August 28, 2002.

         (3) The registration fee has been calculated, pursuant to Section 6(b) of the Securities Act of 1933, as follows: one fiftieth of one percent of the proposed maximum aggregate offering price of the shares of Common Stock being registered hereby.

                               REOFFER PROSPECTUS

                        Lazare Kaplan International Inc.

                         750,000 Shares of Common Stock



         This reoffer prospectus relates to the resale of a maximum of 750,000 shares of our common stock by our officers and directors and other affiliates who have acquired or may acquire shares of our common stock upon (a) the receipt of a stock based award under the Lazare Kaplan International Inc. Amended and Restated 1997 Long Term Stock Incentive Plan or (b) the exercise of an option granted or to be granted under this plan.

         Our common stock is traded on the American Stock Exchange under the symbol "LKI." On August 28, 2002, the last reported sales price of our common stock was $ 6.25.

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                 August 30, 2002

                                TABLE OF CONTENTS


Risk Factors                                                                                               4
         Investing in Lazare Kaplan common stock is very risky                                             4
         Sudden Changes in Diamond Supply or Prices Could Adversely Affect Our Operations                  4
         We Are Dependent upon DeBeers for a Significant Portion of Our Rough Diamond Supply               4
         Our Operations May Suffer if Foreign Trade is Restricted                                          4

         Our Operations May Suffer if Adversely Affected by Changes in Political and Economic Conditions   5
         We Sell a Luxury Product Which Is Subject to Changing Consumer Purchasing Patterns                5
         Our Results May Suffer If We Lose Any of Our Key Personnel                                        5
         The Trading Market for Our Common Stock Has Been Very Limited                                     5
         Our Principal Stockholders Have the Ability to Control Stockholder Matters                        5

Where You Can Find More Information                                                                        5

Selling Stockholders                                                                                       6

Plan of Distribution                                                                                       6
         Manner of Sales; Broker-Dealer Compensation                                                       6
         Filing of a Post-Effective Amendment In Some Instances                                            7
         Persons Deemed to be Underwriters                                                                 7
         Regulation M                                                                                      7

Legal Matters                                                                                              7

Experts                                                                                                    8


The date of this reoffering prospectus is August 28, 2002. You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover of such document. We have not authorized anyone else to provide you with different information. We are not making an offer of shares of common stock in any state where the offer is not permitted

                                  Risk Factors

         Investing in Lazare Kaplan common stock is very risky. You shouldn't purchase our common stock unless you can afford to lose your entire investment In addition to the other information in this prospectus, you should carefully consider the following factors before purchasing any of our common stock.

         Sudden Changes in Diamond Supply or Prices Could Adversely Affect Our Operations. Through its control of the world's rough diamond supply and its own inventory, De Beers can exert significant control over the pricing of rough and polished diamonds. A rapid increase in rough diamond prices could significantly and adversely affect our revenue and operating margins if the increased cost could not be passed along to our customers in a timely manner. Alternatively, a rapid decrease in the price of polished diamonds could require us to lower our prices which could result in significant inventory losses and lower margins.

         We Are Dependent upon DeBeers for a Significant Portion of Our Rough Diamond Supply. Our business is highly dependent upon the availability of rough diamonds. Based on published reports, we believe that approximately 60% of the value of world diamond output is purchased for resale by DeBeers Centenary AG and its affiliated companies. If there should be any interruption in our relationship with DeBeers, such interruption could have a significant adverse effect on our operations.

         Our Operations May Suffer if Foreign Trade is Restricted. The world's sources of rough diamonds are highly concentrated in a limited number of countries. Varying degrees of political and economic risk exist in these countries. As a consequence, the diamond business is subject to various sovereign risks beyond the industry's control, such as changes in laws and policies affecting foreign trade and investment.

         Our Operations May Suffer if Adversely Affected by Changes in Political and Economic Conditions. In our various foreign operations, we are subject to various political and economic risks, including the instability of foreign economies and governments, labor disputes, war and civil disturbances and other risks that could cause production difficulties or stoppages, restrict the movement of inventory or result in the deprivation or loss of contract rights or the taking of property by nationalization or expropriation without fair compensation.

         We Sell a Luxury Product Which Is Subject to Changing Consumer Purchasing Patterns. We produce a luxury product that we sell primarily to quality retailers. Consumers purchase polished diamonds with discretionary, disposable income. Consumer purchasing patterns can be influenced by general economic conditions in consuming countries, employment levels and consumer confidence. A negative trend in any of these items could significantly and adversely effect our operations.

         Our Results May Suffer If We Lose Any of Our Key Personnel. To date, our success has been highly dependent upon the efforts of Maurice and Leon Tempelsman. If we were to lose their combined services, our operations would be significantly and adversely affected.

         The Trading Market for Our Common Stock Has Been Very Limited. The trading activity of our common stock has been very limited. During the 12-month period ended August 28, 2002, our average daily trading volume averaged only 3,269 shares. Accordingly, this low trading volume may have had a significant effect on the market price of our common stock, and historic prices may not necessarily be indicative of market price in a more liquid market.

         Our Principal Stockholders Have the Ability to Control Stockholder Matters. Maurice Tempelsman, the Chairman of the Board of the Company, and his son, Leon Tempelsman, the Vice-Chairman and President of the Company together have the right to vote 5,122,870 shares, or approximately 70% of the Company's Common Stock outstanding. As a result of the ownership of such shares, the Tempelsmans effectively have the ability to control the election of all of our directors and the outcome of all other matters requiring stockholder approval.


                       Where You Can Find More Information

         We publicly file annual, quarterly and current reports, proxy statements and other documents with the SEC. You may read and copy any of these document at the SEC's public reference rooms in Washington, D.C., New York City and Chicago. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains an Internet website at http://www.sec.gov where our publicly filed documents may be obtained.

         This reoffering prospectus is part of a registration statement filed with the SEC. Our registration statement contains more information than this prospectus regarding us and our common stock and includes supplemental exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from its Internet website.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we are deemed to be disclosing information to you by referring you to those documents. This information is important and should be reviewed. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supercede the information in this prospectus.

         We incorporate by reference into this prospectus the following documents and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"):

     o    Annual Report on Form 10-K for our fiscal year ended May 31, 2002.

     o Quarterly Report on Form 10-Q for our fiscal quarters ended August 31, 2001, November 30, 2001 and February 28, 2002.

     o    Form 8-K as filed on January 28, 2002.

     o Description of our common stock, which is contained in Item 1 of our Registration Statement on Form 8-A, filed with the SEC on September 21, 1973

         You may request a copy of these filings (excluding all exhibits unless we have specifically incorporated an exhibit by reference), at no cost, by writing or telephoning us at:

         Lazare Kaplan International Inc.
         529 Fifth Avenue
         New York, New York 10017
         Attention: William Moryto, Vice President and Chief Financial Officer
         (212) 972-9700

                              Selling Stockholders

         This prospectus covers possible sales by our officers and directors (as well as employees whose names are not included herein) of shares of common stock that they may acquire upon (a) the receipt of an award under our Amended and Restated 1997 Long-Term Stock Incentive Plan or (b) the exercise of an option granted or to be granted under this plan. The selling stockholders named below may resell all, a portion, or none of these shares. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We have agreed to pay all the expenses we incur in connection with the registration of the shares. Each selling stockholder will pay all broker commissions and other selling expenses he or she incurs, as well as any legal and other expenses he or she may incur in the registration or sale of his or her shares.

         From time to time, we may add other participants under the plan to the list of selling stockholders if the participant is deemed to be "affiliate." We made add them either by means of a post-effective amendment to the registration statement or by use of a prospectus supplement. An "affiliate" is defined under the Securities Act of 1933 Act (the "1933 Act") as a "person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with" of our company.

         The following table sets forth certain information concerning the selling stockholders as of the date of this prospectus. The number of shares offered will be determined from time to time by each selling stockholder at his or her sole discretion and does not constitute a commitment to sell any or all of the stated number of shares of common stock. Maurice Tempelsman is the Chairman of the Board of Lazare Kaplan, Leon Tempelsman is the Co-Chairman of the Board, President and a Director of Lazare Kaplan, William H. Moryto is the Vice President and Chief Financial Officer of Lazare Kaplan and Robert Speisman was at the time of his death on September 11, 2001 an officer and Director of Lazare Kaplan. All options owned by Robert Speisman at the time of his untimely death became fully vested and exercisable at and as of September 11, 2001. Marcy Meiller and Rena Speisman are each the sister of Leon Tempelsman and the daughter of Maurice Tempelsman. Rena Speisman is also the widow of Robert Speisman. Included in the ownership of Leon Tempelsman, Marcy Meiller and
Rena Speisman is an option to purchase 33,333, 33,333 and 33,334 shares, respectively, which they each received as a gift from Maurice Tempelsman. Except as otherwise noted, none of the selling stockholders listed below currently has, or within the past three years had, any other position, office or other material relationship with Lazare Kaplan or any of its predecessors or affiliates.

         Name                                   Maximum Number of Shares
         ----                                   Subject to Outstanding Options
                                                Which May Be Reoffered Hereby
                                                -----------------------------
         Maurice Tempelsman                                38,333
         Leon Tempelsman                                  123,333
         William H. Moryto                                 10,000
         Estate of Robert Speisman                         20,000
         Marcy Meiller                                     33,333
         Rena Speisman                                     33,334

                              Plan of Distribution

Manner of Sales; Broker-Dealer Compensation

         The selling stockholders may resell any shares of common stock that they acquire under the plan in privately negotiated transactions or on the American Stock Exchange through brokers and dealers. These brokers and dealers may act as agent or as principal and may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from the purchasers of the shares of common stock for whom the broker-dealers may act as agent or to whom the broker-dealers may sell as principal, or both. The selling stockholders also may sell the shares in reliance upon Rule 144 under the 1933 Act at such times as they are eligible to do so. We have been advised by each of the selling stockholders that they have not made any arrangements for the distribution of the shares. Broker-dealers who effect sales for the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers engaged by selling stockholders will receive commissions or discounts from them in amounts to be negotiated prior to the sale.

Filing of a Post-Effective Amendment In Some Instances

         If any of the selling stockholders notifies us that they have entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction, we will file a post-effective amendment to the registration statement under the 1933 Act. This post-effective amendment will disclose:

         o    The name of each broker-dealer.

         o    The number of shares involved.

         o    The price at which those shares were sold.

         o The commissions paid or discounts or concessions allowed to the broker-dealer(s).

         o If applicable, that the broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as amended.

         o    Any other facts material to the transaction.

Persons Deemed to be Underwriters

         The selling stockholders may be deemed to be "underwriters" within the meaning of the 1933 Act in connection with the sale of the shares they may receive pursuant to the plan. In addition, any broker-dealers that participate with the selling stockholders in the sale of those shares also will be deemed to be "underwriters" within the meaning of the 1933 Act in connection with these sales. Accordingly, any discounts, concessions or commissions received by any of the selling stockholders or these broker-dealers acting on their behalf and any profits received by them on the resale of the shares of common stock may be deemed to be underwriting discounts and commissions under the 1933 Act.

Regulation M

         We have informed the selling stockholders that Regulation M promulgated under the 1934 Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of our common stock or any right to purchase our common stock for a period of one business day before and after completion of its participation in the distribution.

         During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of our common stock. No person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as the selling stockholders will be reoffering and reselling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to our common stock.

                                  Legal Matters

         The law firm of Warshaw Burstein Cohen Schlesinger & Kuh, LLP will give its opinion on the validity of our common stock. As of the date of this prospectus, certain partners and other persons associated with this law firm beneficially own an aggregate of 12,050 shares of common stock.


                                     Experts

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included and / or incorporated by reference in our Annual report on form 10-K for the year ended May 31, 2002, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents, which have been filed by Lazare Kaplan International Inc. (the "Company") with the SEC pursuant to the 1934 Act are incorporated by reference into this Registration Statement:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2002.

                  (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended August 31, 2001, November 30, 2001 and February 28, 2002.

                  (c) The description of the Company's Common Stock set forth under Item 1 of the Company's Registration Statement on Form 8-A, as filed with the SEC on September 21, 1973, which incorporates by reference the description set forth in the Prospectus, contained in the Company's Registration Statement on Form S-1 filed with the SEC on August 28, 1972 (File No. 2-45510), under the caption "Description of Common Stock."

                  (d) Form 8-K as filed on January 28, 2002


         All documents subsequently filed by the Company with the SEC after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect and prior to the filing with the SEC of the Company's Annual Report on Form 10-K covering such year, shall not be deemed to be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document, which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law and the Company's By-Laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. In addition, the By-Laws provide that the Company has the authority to obtain liability insurance.

Furthermore, the personal liability of the directors is limited as provided in the Company's Certificate of Incorporation.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.       Description
-----------       -----------

4                 Instruments defining the rights of security holders, including indentures

                  4.1    (a)(i)     Certificate of Incorporation of the
                                    Company, as amended (incorporated by
                                    reference to Exhibit 3(a) to the Company's
                                    Annual Report on Form 10-K for the fiscal
                                    year ended May 31, 1987 filed with the SEC
                                    on August 26, 1987, as amended January 14,
                                    1988).

                  4.1    (a)(ii)    Certificate of Amendment of the
                                    Certificate of Incorporation filed with the
                                    Secretary of State of the State of Delaware
                                    on November 1, 1990 (incorporated by
                                    reference to Exhibit 3(b) to the Company's
                                    Annual Report on Form 10-K for the fiscal
                                    year ended May 31, 1992 filed with the SEC
                                    on August 28, 1992).

                  4.1    (a)(iii)   Certificate of Amendment of the
                                    Certificate of Incorporation filed with the
                                    Secretary of State of the State of Delaware
                                    on November 6, 1997 (incorporated by
                                    reference to Exhibit 4.1(a)(iii) to the
                                    Company's Registration Statement for the
                                    Lazare Kaplan International Inc. 1997 Long
                                    Term Incentive Stock Plan on Form S-8 filed
                                    with the SEC on November 14, 1997).

                  4.1    (b)        Certificate of Designations of Series A
                                    Junior Participating Preferred Stock filed
                                    with the Secretary of State of the State of
                                    Delaware on November 6, 1997 (incorporated
                                    by reference to Exhibit 4(b) to the
                                    Company's Registration Statement on Form S-8
                                    filed with the SEC on November 14, 1997).

                  4.2    By-Laws of the Company, as currently in effect
                         (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1987 filed with the SEC on August
                         26, 1987, as amended on January 14, 1988).

                  4.3 Form of certificate representing shares of the Company's Common Stock (incorporated by reference to
                         Exhibit 4(a) to Amendment No. 1 to Registration
                         Statement on Form S-2 filed with the SEC on October
                         4, 1990).

                  4.4    (a)        The Lazare Kaplan International Inc. Amended and Restated 1997 Long Term
                                    Stock Incentive Plan.*

                         (b)        Form of Incentive Stock Option Agreement for options granted pursuant to the
                                    Lazare Kaplan International Inc. Amended and Restated 1997 Long Term Stock
                                    Incentive Plan.*

                         (c)        Form of Non-Qualified Stock Option Agreement for options granted pursuant to the
                                    Lazare Kaplan International Inc. Amended and Restated 1997 Long Term Stock
                                    Incentive Plan.*

5                 Opinion re legality

                  5.1      Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP.*



23                Consent of experts and counsel

                  23.1     Consent of Warshaw Burstein Cohen Schlesinger & Kuh, LLP (contained in Exhibit 5.1)

                  23.2     Consent of Ernst & Young LLP.*

24                Power of attorney (contained in the signature pages hereto)

*Filed herewith

Item 9.  Undertakings.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) To treat, for the purpose of determining any liability under the 1933 Act, each such post effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for the purposes of determining liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering;

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 29, 2002.



                            LAZARE KAPLAN INTERNATIONAL INC.


                               By: /s/ William Moryto
                                   --------------------------------
                                   William Moryto
                                   Vice President and Chief Financial Officer
                                   (principal financial and accounting officer)

         Each person whose signature appears below hereby constitutes and appoints Leon Tempelsman and Lucien Burstein, and each of them, his true and lawful attorney-in-fact, with power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC under the 1933 Act, hereby ratifying and confirming all that either such attorneys-in-fact or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the 1933 Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                           Title                               Date

/s/ Maurice Tempelsman
--------------------------------                     Chairman of the Board               August 29, 2002
Maurice Tempelsman                                   of Directors

/s/ Leon Tempelsman
--------------------------------                     Vice Chairman of the                August 29, 2002
Leon Tempelsman                                      Board of Directors and
                                                     President

/s/ Lucien Burstein
--------------------------------                     Director                            August 29, 2002
Lucien Burstein

/s/ Myer Feldman
--------------------------------                     Director                            August 29, 2002
Myer Feldman

/s/ Robert DelGenio
--------------------------------                     Director                            August 29, 2002
Robert DelGenio




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